___________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D. C.  20549
                       _________________________

                               FORM  T-1

                        STATEMENT OF ELIGIBILITY
                UNDER THE TRUST INDENTURE ACT OF 1939 OF
               A CORPORATION DESIGNATED TO ACT AS TRUSTEE
              ___________________________________________
          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
            A TRUSTEE PURSUANT TO SECTION 305(b)(2) ________
                ________________________________________

                             CHEMICAL BANK
          (Exact name of trustee as specified in its charter)

 New York                                       13-4994650
 (State of incorporation                  (I.R.S. employer
 if not a national bank)               identification No.)

 270 Park Avenue
 New York, New York                                  10017
 (Address of principal executive offices)       (Zip Code)

                           William H. McDavid
                            General Counsel
                            270 Park Avenue
                        New York, New York 10017
                          Tel:  (212) 270-2611
       (Name, address and telephone number of agent for service)
             _____________________________________________
                       CITIZENS UTILITIES COMPANY
          (Exact name of obligor as specified in its charter)


  Delaware                                      06-0619596
 (State or other jurisdiction of          (I.R.S. employer
 incorporation or organization)        identification No.)

 High Ridge Park, Bldg. 3
 P. O. Box 3801
 Stamford, Connecticut                               06905
 (Address of principal executive offices)       (Zip Code)

              ___________________________________________
               Partnership Preferred Securities Guarantee
                  (Title of the indenture securities)
         _____________________________________________________




                                GENERAL

 Item 1. General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department,
              State House, Albany, New York 12110. Board of Governors of the Federal Reserve System, Washington, D.C., 20551 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C., 20429.


         (b)  Whether it is authorized to exercise corporate trust powers.

              Yes.


 Item 2. Affiliations with the Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         None.

 Item 16. List of Exhibits

          List below all exhibits filed as a part of this Statement of Eligibility.

          1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

          4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

          5.  Not applicable.

          6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

          7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not applicable.

          9.  Not applicable.

                               SIGNATURE

  Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 16th day of November, 1995.

                           CHEMICAL BANK


                           By /s/ Thomas J. Foley
                              ---------------------
                              Vice President

                           Exhibit 7 to Form T-1


                             Bank Call Notice

                           RESERVE DISTRICT NO. 2
                    CONSOLIDATED REPORT OF CONDITION OF

                               Chemical Bank
                of 270 Park Avenue, New York, New York 10017
                    and Foreign and Domestic Subsidiaries,
                   a member of the Federal Reserve System,

                  at the close of business June 30, 1995, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                        Dollar Amounts
               ASSETS                                     in Millions


Cash and balances due from depository institutions:
   Noninterest-bearing balances and
   currency and coin                                       $  5,573
   Interest-bearing balances                                  2,681
Securities:
Held to maturity securities                                   6,027
Available for sale securities                                18,304
Federal Funds sold and securities purchased under
   agreements to resell in domestic offices of the
   bank and of its Edge and Agreement subsidiaries,
   and in IBF's:
   Federal funds sold                                         1,516
   Securities purchased under agreements to resell              287
Loans and lease financing receivables:
   Loans and leases, net of unearned income   $73,829
   Less: Allowance for loan and lease losses    1,885
   Less: Allocated transfer risk reserve          104
   Loans and leases, net of unearned income,  -------
   allowance, and reserve                                    71,840
Trading Assets                                               25,315
Premises and fixed assets (including capitalized
   leases)                                                    1,395
Other real estate owned                                          69
Investments in unconsolidated subsidiaries and
   associated companies                                         158
Customer's liability to this bank on acceptances
   outstanding                                                1,120
Intangible assets                                               484
Other assets                                                  7,254

TOTAL ASSETS                                               $142,023
                                                          =========

                            LIABILITIES


Deposits
   In domestic offices                                    $46,128
   Noninterest-bearing                                    $16,282
   Interest-bearing                                        29,846
   In foreign offices, Edge and Agreement subsidiaries,
   and IBF's                                               30,833
   Noninterest-bearing                                    $   199
   Interest-bearing                                        30,634

Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and
   of its Edge and Agreement subsidiaries, and in IBF's
   Federal funds purchased                                 16,779
   Securities sold under agreements to repurchase             810
Demand notes issued to the U.S. Treasury                    1,001
Trading liabilities                                        20,888
Other Borrowed money:
   With original maturity of one year or less               6,505
   With original maturity of more than one year               602
Mortgage indebtedness and obligations under capitalized
   leases                                                      18
Bank's liability on acceptances executed and outstanding    1,126
Subordinated notes and debentures                           3,411
Other liabilities                                           6,287

TOTAL LIABILITIES                                         134,388
                                                          -------


                          EQUITY CAPITAL

Common stock                                                 620
Surplus                                                    4,524
Undivided profits and capital reserves                     2,724
Net unrealized holding gains (Losses)
on available-for-sale securities                            (241)
Cumulative foreign currency translation adjustments            8

TOTAL EQUITY CAPITAL                                       7,635
                                                          ______
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
   STOCK AND EQUITY CAPITAL                             $142,023
                                                        ========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                  JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


                                  WALTER V. SHIPLEY       )
                                  EDWARD D. MILLER        )DIRECTORS
                                  WILLIAM B. HARRISON     )